Sunworks Appoints Stanley Speer, Financial Expert, to Board of Directors

Experienced Public Company Auditor and Executive Brings Proven Financial Expertise to Board

ROSEVILLE, Calif. May 14, 2018 - Sunworks, Inc. (Nasdaq: SUNW), a premier provider of high performance solar power solutions for agriculture, commercial, industrial (ACI), public works and residential markets, today announced that Stanley Speer, founder and principal of Speer and Associates, LLC, has been appointed to its Board of Directors, effective May 14, 2018. Mr. Speer will serve as independent director and as chair of the Company’s Audit Committee.

Chuck Cargile, Sunworks’ Chief Executive Officer commented, “Stan is a financial expert with an exceptional background. His experience over the last three decades as a partner of a top-tier accounting and auditing firm, a public company chief financial officer and as an advisor to both private and public companies, makes him an ideal candidate to join our board. I am eager to leverage Stan’s experience and am confident he will add value to our organization as we continue the transformation of Sunworks.”

With this appointment, the Sunworks board is now comprised of a total of five members, including Mr. Cargile. The other four are independent directors, two of whom have strong financial and investment backgrounds, Mr. Speer and Joshua Schechter, and two solar industry experts, Daniel Gross and Rhone Resch.

Mr. Speer is the principal of Speer and Associates, LLC., a consulting firm he founded to provide practical operational, financial and strategic solutions to public and private businesses. Previously, Mr. Speer was a Managing Director with Alvarez & Marsal (A&M), in Los Angeles specializing in advising and assisting boards of directors, investment groups, management groups and lenders in a wide range of turnaround, restructuring and reorganization situations. Prior to joining A&M, Mr. Speer spent 10 years as CFO for Cadiz Inc., a publicly held real estate and water resource management company and its subsidiary, Sun World International, a fully-integrated agricultural company. Prior to Cadiz, Mr. Speer was a partner with Coopers & Lybrand (now PricewaterhouseCoopers), where he spent 14 years in the Los Angeles office specializing in business reorganizations and mergers and acquisitions.

Mr. Speer commented, “Having focused most of my career on advising dynamic companies, I am excited to join the board of Sunworks. I believe the company is undergoing very important changes to become a significant player in the advancement of solar energy. I look forward to working with the leadership team and the other accomplished board members to help drive the company’s strategy and growth.”

Mr. Speer earned his bachelor’s degree in business administration from the University of Southern California.

About Sunworks, Inc.

Sunworks, Inc. (SUNW) is a premier provider of high performance solar power systems. We are committed to quality business practices that exceed industry standards and uphold our ideals of ethics and safety.

Sunworks continues to grow its presence, expanding nationally with regional and local offices. We strive to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including agricultural, commercial and industrial, federal, public works, and residential.

Our dedication to excellence is reflected in our 25-year warranty, a benchmark that we stand by to support our customers above and beyond their expectations.

Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers.

Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Investor Relations Contact:

Rob Fink

Hayden IR

646-415-8972

rob@haydenir.com